Delaware Group Foundation Funds(r)

Registration No. 811-08457
FORM N-SAR(a)
Semi-Annual Period Ended March 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group Foundation Funds (the "Trust"), on
behalf of each of Delaware Foundation(r) Equity Fund, Delaware Foundation(r) Growth Allocation
Fund, Delaware Foundation(r) Moderate Allocation Funds, and Delaware Foundation(r)
Conservative Allocation Fund (each, a "Fund " and, together, the "Funds "), held on Thursday,
November 12, 2009 and reconvened to Tuesday, March 16, 2010, the shareholders of each Fund voted to (i) elect a Board of Trustees for the Trust; and (ii) to approve a new investment advisory agreement between the Trust, on behalf of the Funds.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr,
Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard
Zecher.  In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 28,149,897.169
PERCENTAGE OF OUTSTANDING SHARES 73.329%
PERCENTAGE OF SHARES VOTED 97.134%
SHARES WITH AUTHORITY WITHHELD 830,475.228
PERCENTAGE OF OUTSTANDING SHARES 2.163%
PERCENTAGE OF SHARES VOTED 2.866%

Patrick P. Coyne

SHARES VOTED FOR 28,165,987.331
PERCENTAGE OF OUTSTANDING SHARES 73.371%
PERCENTAGE OF SHARES VOTED 97.190%
SHARES WITH AUTHORITY WITHHELD 814,385.066
PERCENTAGE OF OUTSTANDING SHARES 2.121%
PERCENTAGE OF SHARES VOTED 2.810%

John A. Fry

SHARES VOTED FOR 28,168,167.376
PERCENTAGE OF OUTSTANDING SHARES 73.377%
PERCENTAGE OF SHARES VOTED 97.197%
SHARES WITH AUTHORITY WITHHELD 812,205.021
PERCENTAGE OF OUTSTANDING SHARES 2.115%
PERCENTAGE OF SHARES VOTED 2.803%

Anthony D. Knerr

SHARES VOTED FOR 28,148,081.658
PERCENTAGE OF OUTSTANDING SHARES 73.324%
PERCENTAGE OF SHARES VOTED 97.128%
SHARES WITH AUTHORITY WITHHELD 832,290.739
PERCENTAGE OF OUTSTANDING SHARES 2.168%
PERCENTAGE OF SHARES VOTED 2.872%

Lucinda S. Landreth

SHARES VOTED FOR 28,157,538.179
PERCENTAGE OF OUTSTANDING SHARES 73.349%
PERCENTAGE OF SHARES VOTED 97.161%
SHARES WITH AUTHORITY WITHHELD 822,834.218
PERCENTAGE OF OUTSTANDING SHARES 2.143%
PERCENTAGE OF SHARES VOTED 2.839%

Ann R. Leven

SHARES VOTED FOR 28,132,450.988
PERCENTAGE OF OUTSTANDING SHARES 73.284%
PERCENTAGE OF SHARES VOTED 97.074%
SHARES WITH AUTHORITY WITHHELD 847,921.409
PERCENTAGE OF OUTSTANDING SHARES 2.208%
PERCENTAGE OF SHARES VOTED 2.926%

Thomas F. Madison

SHARES VOTED FOR 28,144,778.823
PERCENTAGE OF OUTSTANDING SHARES 73.316%
PERCENTAGE OF SHARES VOTED 97.117%
SHARES WITH AUTHORITY WITHHELD 835,593.574
PERCENTAGE OF OUTSTANDING SHARES 2.176%
PERCENTAGE OF SHARES VOTED 2.883%

Janet L. Yeomans

SHARES VOTED FOR 28,163,746.764
PERCENTAGE OF OUTSTANDING SHARES 77.365%
PERCENTAGE OF SHARES VOTED 97.182%
SHARES WITH AUTHORITY WITHHELD 816,625.633
PERCENTAGE OF OUTSTANDING SHARES 2.127%
PERCENTAGE OF SHARES VOTED 2.818%

J. Richard Zecher

SHARES VOTED FOR 28,134,858.071
PERCENTAGE OF OUTSTANDING SHARES 73.290%
PERCENTAGE OF SHARES VOTED 97.082%
SHARES WITH AUTHORITY WITHHELD 845,514.326
PERCENTAGE OF OUTSTANDING SHARES 2.202%
PERCENTAGE OF SHARES VOTED 2.918%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Foundation Equity Fund

SHARES VOTED FOR 117,658.000
PERCENTAGE OF OUTSTANDING SHARES 100%
PERCENTAGE OF SHARES VOTED 100%
SHARES VOTED AGAINST .000
PERCENTAGE OF OUTSTANDING SHARES 0%
PERCENTAGE OF SHARES VOTED 0%
SHARES ABSTAINED .000
PERCENTAGE OF OUTSTANDING SHARES 0%
PERCENTAGE OF SHARES VOTED 0%

Delaware Foundation Growth Allocation Fund

SHARES VOTED FOR 3,707,189.004
PERCENTAGE OF OUTSTANDING SHARES 60.199%
PERCENTAGE OF SHARES VOTED 86.721%
SHARES VOTED AGAINST 23,520.815
PERCENTAGE OF OUTSTANDING SHARES 0.382%
PERCENTAGE OF SHARES VOTED 0.550%
SHARES ABSTAINED 37,352.283
PERCENTAGE OF OUTSTANDING SHARES 0.607%
PERCENTAGE OF SHARES VOTED 0.874%

Delaware Foundation Moderate Allocation Fund

SHARES VOTED FOR 15,482,531.385
PERCENTAGE OF OUTSTANDING SHARES 59.788%
PERCENTAGE OF SHARES VOTED 82.182%
SHARES VOTED AGAINST 340,986.596
PERCENTAGE OF OUTSTANDING SHARES 1.316%
PERCENTAGE OF SHARES VOTED 1.810%
SHARES ABSTAINED 649,131.822
PERCENTAGE OF OUTSTANDING SHARES 2.507%
PERCENTAGE OF SHARES VOTED 3.446%

Delaware Foundation Conservative Allocation Fund

SHARES VOTED FOR 4,719,459.051
PERCENTAGE OF OUTSTANDING SHARES 75.915%
PERCENTAGE OF SHARES VOTED 92.904%
SHARES VOTED AGAINST 12,197.073
PERCENTAGE OF OUTSTANDING SHARES 0.196%
PERCENTAGE OF SHARES VOTED 0.240%
SHARES ABSTAINED 48,911.969
PERCENTAGE OF OUTSTANDING SHARES 0.787%
PERCENTAGE OF SHARES VOTED 0.963%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Funds and the
Manager that were approved by the shareholders became effective. Delaware Management
Holdings, Inc. is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie
Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-2

Attached as exhibit

836042-1